Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 15, 2011, in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-170425) and related Prospectus of Medgenics, Inc. for the registration of its common stock.

/s/ Kost Forer Gabbay & Kasierer
Kost Forer Gabbay & Kasierer
A member of Ernst & Young Global

Haifa, Israel
February 22, 2011